EXHIBIT 23.5




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-8 of our report dated June 24, 1996, appearing in the Current Report on Form 8-K of Cendant Corporation expected to be filed on January 29, 1998.




/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Seattle, Washington
January 28, 1998